As Filed With the Securities and Exchange Commission on August 14, 2007

SEC File _______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Initial Filing

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GURATA GOLD, INC.

(Name of Small Business Issuer in its Charter)

Nevada	1000	00-0000000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1403 - 1200 Alberni Street

Vancouver, British Columbia

Canada, V6E 1A6

Telephone: (604) 417-9933

Facsimile: (604) 682-6993

(Address and telephone number of principal executive offices and principal place of business)

Agent for Service: Feliberto Gurat 1403-1200 Alberni Street Vancouver, British Columbia Canada, V6E 1A6 Telephone: (604) 417-9933 Facsimile: (604) 682-6993	With a Copy To: Conrad C. Lysiak Suite 303, 601 West First Avenue Spokane, Washington 99201 Telephone: (509)624-1475 ext 201 Facsimile: (509) 747-1770

Approximate Date of Proposed Sale to the Public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock $0.001 par value to be registered by Issuer	20,000,000	$100,000	$0.005	$100,000	$3.07

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Dated August 14, 2007

Prospectus

GURATA GOLD, INC.

20,000,000 Shares

Common Stock

We are offering a maximum 20,000,000 shares of common stock on a self underwritten basis. The offering price is $0.005 per share. There is no minimum number of shares that we will sell. All proceeds will be deposited to our operating account and there will be no refunds. The offering will be open until (Effective Date + 180 days). There are no minimum share purchase requirements for individual investors.

We will sell the securities in this offering through our President. Our President will receive no commission from the sale of the shares nor will our President register as a broker-dealer.

We are a startup exploration stage company without operations. Our common stock is not presently traded on any market or securities exchange.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary	4
Risk Factors	7
If we do not obtain additional financing, our business plan will fail.	7
If we fail to make required payments or expenditures, we could lose title to the mineral claim.	7
Because we have only recently commenced business operations, we face a high risk of business failure.	7
Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.	7
If we do not find a joint venture partner for the continued development of our mineral claim, we may not be able to advance exploration work.	8
Because a professional geologist has not been on our claim, we may find that the claim cannot host a viable mineral deposit.	8
Because our management has no experience in the mineral exploration business, we may make mistakes and this could cause our business to fail.	8
Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.	8
Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found.	8
Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.	8
Because access to our mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.	9
As we undertake exploration of our mineral claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.	9
If we do not obtain clear title to the mineral claim, our business may fail.	9
Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.	9
Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.	9
Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.	10
Because there is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.	10
Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.	10
Use of Proceeds	11
Determination of Offering Price	11
Dilution	12
Selling Security Holders	13
Plan of Distribution	13
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	16
Security Ownership of Certain Beneficial Owners and Management	17
Description of Securities	18
Interest of Named Experts and Counsel	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Organization within Last Five Years	20
Description of Business	21
Management's Discussion and Analysis	26
Description of Property	30
Certain Relationships and Related Transactions	31
Market for Common Equity and Related Stockholder Matters	32
Executive Compensation	34
Financial Statements	35
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	49

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We do not yet have funds for our anticipated exploration program. The offering described in this prospectus will be used to obtain the required funds. There is no assurance that a commercially viable mineral deposit exists on our mineral claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mineral claim can be determined. Even if we complete our planned exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On January 17, 2007 we entered into a property agreement with Kenneth Ralfs in which we purchased a mineral claim in the Atlin Mining District in British Columbia, Canada. We purchased the claim in consideration of $1,000. The tenure number of the claim as assigned by the Province of British Columbia is 527388. The name of the mineral claim is Gate 1 and covers an area of 376.49 hectares or approximately 930 acres.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, our President is holding the mineral claim in trust for us until we can determine whether there are commercially viable mineral deposits on our claim. If we determine that there is a commercially viable mineral deposit on our claim we will incorporate a British Columbia subsidiary to hold title to the claim and our President will transfer the mineral claim to the subsidiary. The transfer will be at no cost to us other than the costs associated with the incorporation of the British Columbia subsidiary.

The mineral claim is located approximately 30 miles west of Atlin, British Columbia, Canada. We paid approximately $1,500 on January 18, 2007 to the Province of British Columbia in order to keep the claim in good standing. The claim is in good standing with the Province of British Columbia until February 10, 2008.

The claim is remote and is best accessed by float plane from the town of Atlin, British Columbia. There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Mr. Gurat, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Mr. Gurat currently owns 100% of our outstanding common stock. Since Mr. Gurat owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find the corporate decisions influenced by Mr. Gurat are inconsistent with the interests of other stockholders.

Our consulting geologist Stephen G. Diakow has written a report dated January 26, 2007, providing us with recommendations of how we should explore our claim. The potential economic significance of the mineral claim is that according to our consulting geologist's report, the claim lies in a metamorphic terrane adjacent to the Boundary Ranges of the Coast Mountains and is prospective for gold, gold-silver, massive sulphide, and, possibly, platinum group metal deposits.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim possesses any commercially viable mineral deposits. Until we can validate otherwise, the claim is without known reserves and we are planning a three phase program to explore our claim. Access to the claim is restricted to the period of May 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about five and a half months per year. We will explore our claim between May 1, 2008 and October 15, 2008 and our goal is to complete the first phase of exploration within this period. The following table summarizes the three phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Prospecting, geological reconnaissance and geochemical sampling.	Between May 1, 2008 to October 15, 2008
Phase Two	Continuation of the geological investigations, trenching using hand tools or an excavator, and possibly, drilling.	Between May 1, 2009 to October 15, 2009
Phase Three	Mostly diamond drilling	Between May 1, 2010 to October 15, 2010

If our exploration activities indicate that there are no commercially viable gold deposits on our mineral claim we will abandon the claim and stake a new claim to explore in British Columbia. We will continue to stake and explore claims in British Columbia as long as we can afford to do so.

To date we have raised $22,000 via two offerings completed on July 11, 2006 and August 23, 2006. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
July 11, 2006	$0.001	3,000,000	$3,000
August 23, 2006	$0.001	19,000,000	$19,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Gurata Gold, Inc.

1403-1200 Alberni Street

Vancouver, British Columbia

Canada, V6E 1A6

Telephone: (604) 417-9933

The Offering

Securities Offered:	Being up to 20,000,000 shares of common stock with no minimum by us.
Offering Price:	$0.005
Termination of the Offering:	The shares are being offered until (effective date + 180 days).
Net Proceeds to our Company:	Up to a maximum of $100,000.
Use of Proceeds:	To fund initial operations, fund phase one and phase two of our planned exploration program and to pay for offering expenses.
Number of shares outstanding before the offering:	22,000,000
Number of shares outstanding after the offering (Assuming that all shares are sold):	42,000,000

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the year-ended May 31, 2007. We have working capital of $12,292 as at May 31, 2007.

Financial Summary	May 31, 2007 $
Cash	15,967
Total Assets	15,967
Total Liabilities	3,675
Total Liabilities and Stockholder's Equity	15,967

Statement of Operations	Accumulated from May 26, 2006 (Date of Inception) to May 31, 2007 $
Revenue	−
Net Loss For the Period	17,958
Net Loss per Share	−

The book value of our company's outstanding common stock is $0.001 per share as at May 31, 2007.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are not yet sufficient to complete our planned exploration program. We will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mineral claim. We have not made arrangements to secure any additional financing.

If we fail to make required payments or expenditures, we could lose title to the mineral claim.

The mineral claim has an expiry date of February 10, 2008 and in order to maintain the tenure in good standing it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of CDN$4 per hectare in anniversary years 1, 2, and 3, and CDN$8 per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood of whether we will be able to operate our business successfully. We were incorporated on May 26, 2006 and to date have been involved primarily in organizational activities, acquiring our mineral claim and obtaining financing. We have not earned any revenues and we have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have never earned any revenue and we have never been profitable. Prior to completing exploration on our mineral claim, we may incur increased operating expenses without realizing any revenues from our claim, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mineral claim, we may not be able to advance exploration work.

If the results of our Phase Two exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mineral claim. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claim to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because a professional geologist has not been on our claim, we may find that the claim cannot host a viable mineral deposit.

To our knowledge a professional geologist has never set foot on our claim. Our consulting geologist, Stephen G. Daikow has prepared our geological report based on published information about the geology of the area and on our claim. A site visit to our claim by a professional geologist could reveal that our mineral claim cannot host a viable mineral deposit.

Because our management has no experience in the mineral exploration business, we may make mistakes and this could cause our business to fail.

Our President has no previous experience operating an exploration or a mining company and because of this lack of experience he may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 100% of our outstanding common stock and serves as our sole director. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our mineral claim contains commercially viable mineral deposits. The exploration program that we will conduct on our claim may not result in the discovery of commercially viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions involved in mineral exploration often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

Because access to our mineral claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our mineral claim is restricted to the period between May 1 and October 15 of each year due to snow in the area. As a result, any attempts to visit, test, or explore the property are largely limited to these few months of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mineral claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Tenure Act of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Since we are a Nevada corporation we are not legally allowed to hold claims in British Columbia. Our mineral claim is being held in trust for us by our President as he is an individual. If we confirm economically viable deposits of gold on our mineral claim we will incorporate a British Columbia subsidiary to hold title to the mineral claim and our President will transfer the claim to the subsidiary. Until we can confirm viable gold deposits, our President is holding the claim in trust for us by means of a trust agreement. However, there could be situations such as the death of our President that could prevent us from obtaining clear title to the mineral claim. If we are unable to obtain clear title to the mineral claim our business will likely fail and you will lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we cannot provide any assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in either translation gains or losses in Canadian dollar terms. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 3 to the financial statements, we were recently incorporated on May 26, 2006, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may be impossible to sell your shares.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 75%	Sale of 50%	Sale of 25%
Gross Proceeds	$100,000	$75,000	$50,000	$25,000
Number of Shares Sold	20,000,000	15,000,000	10,000,000	5,000,000

Less expenses of offering
Legal and Registration Fees	$7,500	$7,500	$7,500	$7,500
Accounting and Auditing	$12,000	$12,000	$12,000	$12,000
Electronic Filing and Printing	$3,000	$3,000	$3,000	$3,000
Transfer Agent	$1,500	$1,500	$1,500	$1,500
Net Proceeds	$76,000	$51,000	$26,000	$1,000

Use of net proceeds
Phase One Exploration	$20,000	$20,000	$20,000	$0
Phase Two Exploration	$55,000	$0	$0	$0
Working Capital	$1,000	$31,000	$6,000	$1,000
	$76,000	$51,000	$26,000	$1,000

Analysis of Financing Scenarios

After deducting $24,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $76,000, assuming all 20,000,000 shares are sold. There can be no assurance that any of these shares will be sold. We will use the proceeds to fund our exploration of our mineral claim. If we do not sell at least 50% of our offering we will not be able to fund our Phase One exploration program. If we do not sell at least 100% of our offering will be not be able to fund our Phase Two exploration program.

Determination of Offering Price

The offering price was determined by using a number of factors. We considered the price of the most recent financing and the fact that we now have a mineral claim, have engaged a professional geologist and have a plan to explore the claim. Additionally, we estimated the cost of this offering plus the amount we need to operate our business for the next 12 months. We determined the offering price by assessing our capital requirements against the price we think investors are willing to pay for our common stock.

Dilution

Prior to this offering we had 22,000,000 shares of stock issued and outstanding as at May 31, 2007. The net tangible book value of our company as at May 31, 2007 was $12,292 or $0.00 per share. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The average price paid by the present shareholder (our President) is $0.001. The following tables summarize the difference between the average price paid by the present shareholder and the price to be paid by subscribers to this offering for 25%, 50%, 75% and 100% subscription rates.

Analysis for 25% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholder	0.001	22,000,000	$22,000	47%	81%
Investors in this Offering	0.005	5,000,000	$25,000	53%	19%

Analysis for 50% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholder	0.001	22,000,000	$22,000	31%	69%
Investors in this Offering	0.005	10,000,000	$50,000	69%	31%

Analysis for 75% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholder	0.001	22,000,000	$22,000	23%	59%
Investors in this Offering	0.005	15,000,000	$75,000	77%	41%

Analysis for 100% Subscription
Shareholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Shareholder	0.001	22,000,000	$22,000	18%	52%
Investors in this Offering	0.005	20,000,000	$100,000	82%	48%

"Dilution" means the difference between our public offering price ($0.005 per share) and our proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The following table will show the net tangible book value of our shares both before and after the completion of this offering for 25%, 50%, 75% and 100% subscription rates.

	25%	50%	75%	100%
Public offering price per share	$0.005	$0.005	$0.005	$0.005
Net tangible book value per share before offering	$0.00	$0.00	$0.00	$0.00
Proforma net tangible book value per share after offering	$0.00	$0.00	$0.00	$0.00
Increase per share attributable to public investors	$0.00	$0.00	$0.00	$0.00
Dilution per share to public investors	$0.005	$0.005	$0.005	$0.005

Selling Security Holders

There are no selling security holders.

Plan of Distribution

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our sole officer and director, pursuant Rule 3a4-1 of the Securities Exchange Act of 1934, to sell directly to the public with no commission or other remuneration payable. Our President will mail this prospectus directly to his former and current family, friends and business associates. He will not initiate oral dialog with any potential purchaser and will respond to inquiries of a potential purchaser in a communication initiated by the potential purchaser. He will also complete clerical work involved in effecting any transaction.

Our Initial Public Offering

We will attempt to sell a maximum of 20,000,000 shares of our common stock to the public on a self underwritten basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $100,000 if all the shares offered are sold. Neither we nor our President, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 20,000,000 shares of our common stock at a price of $0.005 per share to be sold by our President, Mr. Feliberto Gurat. Mr. Gurat is not subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Act of 1933 and we have been orally advised by our securities counsel, Conrad C. Lysiak, that he is not an associated person of a broker or a dealer under section 3a4-1 of the Securities Exchange Act of 1934. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Our President shall conduct the offering. Conrad C. Lysiak’s opinion with respect to our stock is included as an exhibit to this registration statement.

Mr. Gurat will restrict his participation to the following activities:

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Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

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Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

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Performing ministerial and clerical work involved in effecting any transaction.

Mr. Gurat is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should he conduct this offering in any way that violates Rule 3a4-1, both Mr. Gurat and our company could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Mr. Gurat may purchase securities in this offering upon the same terms and conditions as public investors. If any purchase by a current shareholder triggered a material change, we would promptly file a post effective amendment to this registration statement. Any of these purchasers would be purchasing our common stock for investment and not for resale.

No broker or dealer is participating in this offering. If, for some reason, our directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period 180 days from the date we are legally allowed to commence selling shares based on this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

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with bid and offer quotations for the penny stock;

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the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Feliberto Gurat	35	President, Chief Financial Officer and Director since May 26, 2006

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Feliberto Gurat

During the past five years, Feliberto Gurat has worked for Cloudbreak Resources Ltd. as a media relations specialist since August 2003 to March 2007. Cloudbreak Resources Ltd. is a junior mineral exploration company based in Vancouver, Canada. At Cloudbreak, Mr. Gurat was responsible for handling incoming inquiries from media and others about Cloudbreak. At Cloudbreak, Mr. Gurat was exposed to the business of mineral exploration including activities such as claim acquisition, financing, and claim exploration. Mr. Gurat has never been involved in a business which has had a bankruptcy petition filed by or against it where he was a general partner or executive officer. Mr. Gurat has never been convicted in a criminal proceeding or is being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses). Mr. Gurat has never been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. Mr Gurat has never been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Significant Employees and Consultants

We have no significant employees other than Mr. Gurat who is our sole Director and Officer. Mr. Gurat will devote approximately 10 hours per week or 25% of his working time to our business. For our accounting requirements we utilize the consulting services of Da Costa Management Corp. of Vancouver, Canada to assist in the preparation of our annual and interim financial statements in accordance with accounting principles generally accepted in the United States.

Conflicts of Interest

Though Mr. Gurat does not work with any other mineral exploration companies other than ours, he may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Gurat.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Feliberto Gurat President, Principal Financial Officer, Principal Accounting Officer and Director 1403-1200 Alberni Street Vancouver, British Columbia Canada, V6E 1A6	22,000,000	100%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	22,000,000	100%

The percent of class is based on 22,000,000 of common stock issued and outstanding as of May 31, 2007.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 22,000,000 shares of common stock are issued and outstanding and held by one shareholder of record who is our President. In the opinion of our securities lawyer, Conrad C. Lysiak, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of a majority of shares of common stock issued and outstanding represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Mr. Gurat on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Conrad C. Lysiak, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Madsen & Associates CPA’s, Inc., Certified Public Accountants, of Salt Lake City, Utah to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for our mineral claim was prepared by Stephen G. Daikow, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Daikow as a Geological Technician, and member of the Society of Economic Geologists.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization within Last Five Years

We were incorporated on May 26, 2006 under the laws of the state of Nevada. On the date of our incorporation, we appointed Feliberto Gurat as our Director. On May 26, 2006, Mr. Gurat was appointed President, Principal Financial Officer, Principal Accounting Officer and Secretary of our company. Mr. Gurat may be deemed to be our promoter. On January 17, 2007 we acquired a mineral claim in the Province of British Columbia, Canada. The claim is registered in the name of Mr. Gurat, who has executed a trust agreement whereby he agrees to hold the claim in trust for us.

Description of Business

Business Development

We are a mineral exploration company, incorporated on May 26, 2006 and on January 17, 2007 we acquired a mineral claim in the Province of British Columbia.

Mr. Gurat has no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. Because of this regulation, our President is holding the mineral claim in trust for us until we can determine whether there is a commercially viable gold deposit on our claim. If we determine that there is a commercially viable gold deposit on our claim we will incorporate a British Columbia subsidiary to hold title to the claim and our President will transfer the mineral claim to the subsidiary. The transfer will be at no cost to us other than the costs associated with the incorporation of the British Columbia subsidiary.

In January 2007, we engaged a member of the Society of Economic Geologists named Stephen G. Daikow who is familiar with the Atlin area to develop on report about our mineral claim. Mr. Gurat was introduced to Mr. Daikow in 1998, while both being engaged by the same company as consultants. The report entitled “Review and Recommendations, Gate 1 Claim, Mineral Tenure 527388, Atlin Mining Division, British Columbia” dated January 26, 2007 describes the mineral claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our consulting geologist, Mr. Daikow is a Geological Technician and member of the Society of Economic Geologists. He has an office and residence in Delta, British Columbia, Canada. He is a qualified Geological Technician with a B. Sc. degree in chemistry from the University of British Columbia and has studied civil and structural engineering at the British Columbia Institute of Technology. He has practiced his profession for the past forty years, including working for major mining companies Union Carbide Mining Exploration, Canadian Superior Mining Exploration and Anaconda Mining Exploration. Mr. Daikow is also a member of the Society Of Economic Geologists.

The potential economic significance of the mineral claim is that according to our consulting geologist's report, the claim lies in a metamorphic terrane adjacent to the Boundary Ranges of the Coast Mountains and is prospective for gold, gold-silver, massive sulphide, and, possibly, platinum group metal deposits.

The cost of the mineral claim charged to operations by us was $1,000 which represented the our cost to acquire the claim via a property agreement with Kenneth Ralfs. However, we will incur much more significant expenses in order to explore our claim as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in British Columbia, Canada or elsewhere.

Location and Means of Access to Our Mineral Claim

The mineral claim is located approximately 30 miles west of Atlin, British Columbia, Canada. The coordinates of the center of the claim is at 59°38' North and 134°32' West. The claim covers an area of 376.49 hectares (approximately 930 acres). Figure 1 below shows a map of our Gate 1 claim in relation to a larger map of northwestern United States, Western Canada and Alaska. The claim is located on the north side of Fantail Lake.

The town of Atlin is situated on the east shore of Atlin Lake, in northern British Columbia, has a population of about 350 permanent residents and offers most services required in support of mining activities. The south end of Surprise Lake is accessed by local roads and the north end of the lake can be reach by circuitous routes following miners' roads or by boat. The mineral claim is a short hike from Fantail Lake. For convenience and practical considerations, the claim is best reached by float plane from Atlin.

Alaska
Yukon
Northwest Territories
Nunavut
Gurata Claim
British Columbia
Alberta
Canada
Saskatchewan
Manitoba
© 2007 Europa Technologies
Image © 2007 TerraMetrics
Image NASA
©2007 Google
901 mi
Pointer 58°53'49.47" N19°22'45.93" W
Streaming 100%
Eye alt 2287.10 mi

Map 1 – Location of Gate 1 Mineral Claim

About Our Mineral Claim

Our mineral claim is unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of British Columbia described below. The combined claim has an area of 376.49 hectares, which is equivalent to approximately 930 acres. We have no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contains no buildings or improvements. The tenure number, claim name, owner, good to date, status, and area as typically recorded in British Columbia is as follows:

Tenure Number	Claim Name	Owner	Good to Date	Status	Area (Hectares)
527388	Gate 1	204848 100%	2008/Feb/10	Good	376.49

There is no assurance that a commercially viable mineral deposit exists on the claim. Further exploration will be required before an evaluation as to the economic feasibility of the claim is determined. It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if minerals are discovered on the claim and it appears that it would be economically viable to commercially mine the claim. Our consulting geologist has written a report and provided us with recommendations of how we should explore our claim. Until we can validate otherwise, the property is without known reserves and we are planning a three phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title to Our Mineral Claim

The mineral claim has an expiry date of February 10, 2008 and in order to maintain the tenures in good standing it will be necessary for us to coordinate an agent to perform and record valid exploration work with value of CDN$4 per hectare in anniversary years 1, 2, and 3, and CDN$8 per hectare in subsequent years or pay the equivalent sum to the Province of British Columbia in lieu of work. Failure to perform and record valid exploration work or pay the equivalent sum to the Province of British Columbia on the anniversary dates will result in forfeiture of title to the claim.

History of Atlin and Our Mineral Claim Area

Atlin has always been closely identified with the mining industry, having been established about 1900 as a supply base and winter home for miners and prospectors working in the nearby mines, prospects and placer gold fields. Placer gold fields are areas where gold is found in the gravels of a mineral claim. Placer mining continues to be an important component of the local economy and other mining ventures have become increasings significant in recent years with several properties either in or approaching the permitting and significant financing phases. Significant mining properties that are located in the Tulesequah River valley, 200 km south of Atlin, are in advanced stages of exploration and approval process and are best accessed from Atlin.

Mining exploration intensified during the 1970s when porphyry molybdenum deposits and uranium occurrences located west and north of Surprise Lake were explored by technical surveys and drilling. The town of Atlin also served as a base of operations for prospecting and geological crews working in the nearby Coast Mountains and the Interior Plateau.

Our claim was originally staked by Kenneth Ralfs of Richmond, British Columbia in February 2006. We acquired the claim from Kenneth Ralfs via a property agreement signed on January 17, 2007. We paid approximately $1,500 on January 18, 2007 to the Province of British Columbia in order to keep the claim in good standing. The claim is in good standing with the Province of British Columbia until February 10, 2008.

Present Condition of Our Mineral Claim

We have yet to explore or access our mineral claim. However, according to our geological report we should expect to find terrain that is typically post-glacial with steep valley walls and a veneer of glacial tills, gravels and sands. Outcroppings of bedrock are abundant and evergreen forest cover varies with elevation and soil conditions from dense to sparse. The Gate 1 claim lies between elevations 2,500 and 3,400 feet above sea level. There is no equipment, infrastructure or electricity on the claim.

Geology of Our Mineral Claim

Our mineral claim is the subject of a geological report prepared by Stephen G. Daikow, a Geological Technician, and a member of the Society of Economic Geologists, dated January 26, 2007. Mr. Daikow has not been on our claim, but he is familiar with the Atlin mining district and has reviewed various government publications, maps, and reports to determine the geology of our claim. Our geological report indicates that the claim lies in a metamorphic terrane adjacent to the Boundary Ranges of the Coast Mountains and is prospective for gold, gold-silver, massive sulphide, and, possibly, platinum group metal deposits.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries and propane. All of these types of materials are readily available in either the city of Vancouver or town of Atlin in British Columbia, Canada from a variety of suppliers.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act for the Province of British Columbia. The Act is well defined by the Province of British Columbia and is available from us upon request.

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is highly unlikely.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on May 26, 2006.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Mr. Gurat. We intend to retain the services of independent geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claim starting on May 1, 2008 and as required thought the course of our exploration program. The funds that will be used to pay for the independent geologist, prospectors and consultants will be the funds raised via this offering and from funds that we may have to raise in the future. A detailed explanation of when additional funds will be required can be located in our exploration plan below.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F  Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Management's Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the exploration of our mineral claim. We currently do not have enough funds to complete our exploration program which we plan to start in the summer of 2008 if the results of our Phase One and Phase Two exploration programs are encouraging. The following is a brief summary of our three phase exploration program:

1.

Since the next anniversary date of our claim is February 10, 2008 we will need to arrange some minor exploration work worth approximately $1,500 or pay the Province of British Columbia approximately $1,500 in lieu of filing exploration expenses in order to keep our claim in good standing.

2.

As recommended by our consulting geologist, we plan to conduct the first phase of our three phase exploration program starting on May 1, 2008. This Phase One exploration program is expected to cost approximately $20,000. A two-person field crew will fly to our claim and will stay for a period of fifteen days. During this period the crew will generally survey the claim seeking any outcroppings and locating streams. An outcropping is a part of a rock formation that appears above the surface of the surrounding land. The crew will use global positioning equipment, take one hundred geochemical samples and take fifteen rock samples. All samples will be bagged and tagged for location, date and time for later analysis. After this period is over the crew will return to Atlin by float plane.

3.

The samples obtained during the Phase One exploration program will be analyzed at a laboratory and we will review the results of the Phase One exploration program in the winter of 2008. We will engage our consulting geologist to interpret the results of Phase One. If we are able to identify favorable rock formations and structures with elevated metal values we will plan and conduct a Phase Two program.

4.

If the Phase Two program were to proceed, our consulting geologist has indicated that we should budget approximately $55,000 for our Phase Two program. If we proceed with a Phase Two program we would do so in May 2009. A small crew will fly to our claim and will stay for a period of time to be determined. During this period the crew will continue with Phase One field work including additional sampling and mapping, magnetometer survey, trenching and a small number of diamond drill holes. All samples will be bagged and tagged for location, date and time for later analysis. After this period is over the crew will return to Atlin by float plane.

5.

In the case that the Phase Two exploration program takes place, we will review its results in winter 2009. If we are able to continue to confirm elevated metal values at specific hand drilled targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program is expected to cost at least $225,000. At this stage, we would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements. If we go ahead with the Phase Three exploration plan it would commence in May 2010.

As at May 31, 2007, we had a cash balance of $15,967. If we are able to sell 100% of this offering and the results of the Phase One and Phase Two exploration programs are encouraging, we will have to raise additional funds starting in January 2010 so that Phase Three exploration could commence in May 2010.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mineral claim. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Three exploration program. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mineral claim to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

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our ability to raise additional funding;

•

the market price for gold;

•

the results of our proposed exploration programs on the mineral property; and

•

our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $1,500 to prepare our quarterly financial statements and approximately $5,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $7,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $16,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mineral claim may not contain a commercially viable mineral deposit. If our mineral claim does not contain a commercially viable deposit, this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mineral claim be uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Additionally, because our claim is in a remote region of Canada and in an area of inclement weather we face risks and uncertainties relating to the operation of our exploration program. This presents both a short and long term risk to us in that poor weather could delay our exploration program and prevent us from exploring our mineral claim as planned. This is a risk shared by many exploration companies in our business. We have the ability to monitor weather predictions and can preserve capital by not sending exploration crews out in poor weather conditions. However, such weather delays could cause us to not be able to explore our claim and not be able to file valid exploration work with the Province of British Columbia. Failure to file valid exploration work would mean we would have to pay the Province of British Columbia in lieu of exploration in order to keep title to the claim. Payments in lieu of exploration are generally not an efficient use of funds since it does not advance the understanding of a potential mineral deposit. However, these payments are sometimes required in our business.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first two phases of our exploration program. However, over the long term this can become a serious issue that is difficult to overcome. Without adequate financing we cannot operate exploration programs. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of gold recovered from our mining claim will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

•

Our mining claim is located in Canada, though the exploration expenses are estimated in Canadian Dollars these expenses can usually be requested to be billed in United States dollars.

Exploration Expenses – Canadian GAAP vs US GAAP

Under Canadian GAAP, mineral properties including exploration, development and acquisition costs, are carried at cost and charged to operations if the properties are abandoned or impaired. Under US GAAP, all expenditures relating to mineral interests prior to the completion of a definitive feasibility study, which establishes proven and probable reserves, must be expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring a mine into production are capitalized as development costs. Our audited financial statements use US GAAP.

SEC Filing Plan

We intend to become a reporting company in 2007 after our SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on May 26, 2006, through to May 31, 2007. Our activities have been financed from the proceeds of an investment by our President. From our inception, on May 26, 2006, to May 31, 2007 we have raised a total of $22,000 from a private offering of our common stock to our President.

For the period from inception on May 26, 2006, to May 31, 2007, we incurred total expenses of $17,958. These expenses included $3,976 for exploration and development costs, general and administrative expenses of $3,500, regulatory expenses of $975, professional fees of $142, and bank charges of $115. We also expensed a total of $5,500 for donated services and $2,750 for donated rent both provided by our President. Finally, we expensed $1,000 in mineral property costs represented by the impairment loss on our mineral property cost.

Liquidity and Capital resources

At May 31, 2007, we had a cash balance of $15,967.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of our mineral claim and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 1403 - 1200 Alberni Street, Vancouver, British Columbia, Canada, V6E 1A6. Our President, Feliberto Gurat, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have a mineral claim located in the Atlin Mining Division, British Columbia, Canada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

In return for Mr. Gurat holding the mineral claim in trust for us, we have agreed to make payments on behalf of Mr. Gurat to keep the claim in good standing with the Province of British Columbia. We anticipate the amount of the payments to be made on behalf of Mr. Gurat to be approximately $1,500 annually.

Mr. Gurat donates services and rent to us that are recognized on our financial statements. From inception on May 26, 2006 to May 31, 2007, we recognized a total of $5,500 for donated services at a rate of $500 per month and $2,750 for donated rent at a rate of $250 per month.

Except as noted above, none of the following parties has, since our inception on May 26, 2006, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoter of our company is Feliberto Gurat. Except for the transactions with Mr. Gurat noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with the NASD on our behalf in order to make a market for  our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part and our offering is completed. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of May 31, 2007 we had 22,000,000 shares of our common stock outstanding all of which are owned by our sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations described in the paragraph below there are 3,000,000 shares of common stock owned by Mr. Gurat that can begin to be sold pursuant to Rule 144 on July 11, 2007. Additionally, there are 19,000,000 shares of common stock owned by Mr. Gurat that can begin to be sold pursuant to Rule 144 on August 23, 2007.

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of August 14, 2007 we have one holder of our common stock which is our President.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to our shareholder or to any other person or entity.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Feliberto Gurat, President[1]	2006[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2007[3]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on May 26, 2006

[2] For the period from inception on May 26, 2006 to May 31, 2006

[3] For the period from inception on June 1, 2006 to May 31, 2007

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on May 26, 2006.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Mr. Gurat and we do not pay any salary to him. There is an understanding between our company and Mr. Gurat that he will work for us at no cost. He will not be compensated for past, current, or future work.

Financial Statements

Gurata Gold, Inc.
(An Exploration Stage Company)

May 31, 2007

Madsen & Associates CPA’s, Inc.
684 East Vine Street #3
Murray, Utah 84107

To Stockholders
Gurata Gold, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of Gurata Gold, Inc. (the Company), an exploration stage company, as of May 31, 2007 and the statements of operations, stockholders’ equity, and cash flows for the year ended May 31, 2007 and for the period from inception (May 26, 2006) through May 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gurata Gold, Inc., an exploration stage company, as of May 31, 2007 and the results of its operations and cash flows for the year then ended and for the period from inception (May 26, 2006) through May 31, 2007 and 2006, in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Madsen & Associates CPA’s, Inc.

Madsen & Assocaites CPA’s, Inc.
Salt Lake City, Utah
July 23, 2007

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

BALANCE SHEET

May 31, 2007

2007

ASSETS

Current assets:

Cash	$ 15,967

Total assets	$ 15,967

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$ 3,642
Due to related party	33

Total liabilities	3,675

Commitments and contingencies

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 22,000,000 shares issued and outstanding at May 31, 2007	22,000
Additional paid in capital	8,250
Deficit accumulated during the exploration stage	(17,958)

Total stockholders' equity	12,292

Total liabilities and stockholders' equity	$ 15,967

The accompanying notes are an integral part of these financial statements

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended May 31, 2007	From May 26, 2006 (Inception) to May 31, 2006	From May 26, 2006 (Inception) to May 31, 2007

Operating Expenses:

Administrative	$ 3,500	$ -	$ 3,500
Bank charges and interest	115	-	115
Donated rent	2,750	-	2,750
Donated service fees	5,500	-	5,500
Exploration and development costs	3,976	-	3,976
Professional fees	142	-	142
Regulatory	475	500	975
Impairment loss on mineral property costs	1,000	-	1,000

Net loss for the period	$ 17,458	$ 500	$ 17,958

Net loss per share:
Basic and diluted	$ 0.00	$ 0.00

Weighted average number of shares outstanding:
Basic and diluted	17,350,685	-

The accompanying notes are an integral part of these financial statements

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE YEAR ENDED MAY 31, 2007 AND

THE PERIOD FROM MAY 26, 2006 (INCEPTION) TO MAY 31, 2007

				Deficit
	Common Stock Issued			Accumulated
			Additional	During the
	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Total

Balance at May 26, 2006 (Inception)	-	$ -	$ -	$ -	$ -

Net loss for the period	-	-	-	(500)	(500)

Balance at May 31, 2006	-	-	-	(500)	(500)

Common stock issued for cash	22,000,000	22,000	-	-	22,000
Donated services	-	-	8,250	-	8,250
Net loss for the year	-	-	-	(17,458)	(17,458)

Balance at May 31, 2007	22,000,000	$ 22,000	$ 8,250	$ (17,958)	$ 12,292

The accompanying notes are an integral part of these financial statements

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2007	From May 26, 2006 (Inception) to May 31, 2006	From May 26, 2006 (Inception) to May 31, 2007

Cash flow from operating activities:
Net loss	$ (17,458)	$ (500)	$ (17,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Donated services and rent	8,250	-	8,250
Impairment loss on mineral property costs	1,000	-	1,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,142	500	3,642
Due to related party	33	-	33

Net cash used in operating activities	(5,033)	-	(5,033)

Cash flows from investing activities:
Acquisition of mineral properties	(1,000)	-	(1,000)

Net cash used in investing activities	(1,000)	-	(1,000)

Cash flows from financing activities:
Cash from issuance of common stock	22,000	-	22,000

Net cash provided by financing activities	22,000	-	22,000

Increase in cash during the period	15,967	-	15,967

Cash, beginning of period	-	-	-

Cash, end of period	$ 15,967	$ -	$ 15,967

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Gurata Gold, Inc. (“Gurata”) was incorporated on May 26, 2006, under the laws of the State of Nevada. Gurata’s principal business is the acquisition and exploration of mineral resources in northwestern British Columbia, Canada.  Gurata has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Gurata has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Gurata.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Gurata considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.  At May 31, 2007 and 2006, the Company did not have any cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on May 26, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Asset Retirement Obligations

SFAS No. 143 (“SFAS 143”), Accounting for Asset Retirement Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.    Specifically, SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At May 31, 2007 and 2006, the Company did not have any asset retirement obligations.

Financial Instruments

Foreign Exchange Risk

The Company is subject to foreign exchange risk for transactions denominated in foreign currencies.  Foreign currency risk arises from the fluctuation of foreign exchange rates and the degree of volatility of these rates relative to the United States dollar.  The Company does not believe that it has any material risk due to foreign currency exchange.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued liabilities.  The fair value of these financial instruments approximate their carrying values due to their short maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. At May 31, 2007 and 2006, the Company had approximately $16,000 and $0, respectively in cash that was not insured.  This cash is on deposit with a large chartered Canadian bank.  As part of its cash management process, the Company performs periodic evaluations of the relative credit standing of this financial institution.  The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on its cash.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 Foreign Currency Translation, using the exchange rate prevailing at the balance sheet date. Historical cost balances are remeasured using historical exchange rates. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income.  Foreign currency transactions are primarily undertaken in Canadian dollars.  The Company has not to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s financial statements are based on a number of estimates, including accruals for estimated accounting, auditing, legal and administrative expenses.

Comprehensive Income (Loss)

Comprehensive Income (loss) reflects changes in equity that results from transactions and economic events from non-owner sources.  At May 31, 2007 and 2006, the Company had no items that represented comprehensive income (loss) and, therefore, did not include a schedule of comprehensive income (loss) in the financial statements.

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Basic and Diluted Net (Loss) Per Common Share (“EPS”)

Basic net (loss) per share is computed by dividing the net (loss) attributable to the common stockholders by the weighted average number of common shares outstanding during the reporting period.  Diluted net income per common share includes the potential dilution that could occur upon exercise of the options and warrants to acquire common stock computed using the treasury stock method which assumes that the increase in the number of shares is reduced by the number of shares which could have been repurchased by the Company with the proceeds from the exercise of the options and warrants (which were assumed to have been made at the average market price of the common shares during the reporting period).

At May 31, 2007 and 2006, the Company had issued 22,000,000 and 0 common shares respectively, and had no outstanding options or warrants.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment (“SFAS 123(R)”), which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation.  SFAS 123(R) was effective for public companies for the first fiscal year beginning after June 15, 2005, supersedes Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and amends SFAS 95, Statement of Cash Flows.  SFAS 123(R) eliminates the option to use APB 25’s intrinsic value method of accounting and requires recording expense for stock compensation based on a fair value based method.

The adoption of SFAS 123(R) did not have a material effect on the Company’s financial condition or results of operations because since inception the Company has not entered into any share-based transactions.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, which applies to all entities with available-for sale and trading securities.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.  We plan to adopt SFAS 159 effective June 1, 2008.  We are in the process of determining the effect, if any, the adoption of SFAS 159 will have on our financial statements.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, Accounting for Registration Payment Arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP was effective for the Company during the third quarter of 2007.  Adoption of this FSP had no impact on our financial position or results of operations.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In September 2006, the FASB issued SFAS 158 (“SFAS 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).   This statement requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The Company will be required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year end statement of financial position is effective for fiscal years ending after December 15, 2008, or June 1, 2009 for the Company. We do not have a defined benefit postretirement plan and thus the Adoption of SFAS 158 is not expected to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements.   SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. SFAS 157 will be effective for the Company June 1, 2007. Adoption of SFAS 157 is not expected to have a material impact on our condensed financial statements.

In September 2006, the Securities and Exchange Commission staff published Staff Accounting Bulletin SAB No. 108 (“SAB 108”), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 addresses quantifying the financial statement effects of misstatements, specifically, how the effects of prior year uncorrected errors must be considered in quantifying misstatements in the current year financial statements. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, and Interpretation of FASB Statement No. 109 (“SFAS 109”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for the Company beginning June 1, 2007. Adoption of FIN 48 is not expected to have a material impact on our financial statements.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In March 2006, the FASB issued SFAS No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.  SFAS 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 is effective for fiscal years that begin after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year.  SFAS 156 is effective for the Company beginning June 1, 2007.  The Company does not have any servicing assets or servicing liabilities and, accordingly, the adoption of SFAS 156 is not expected to have a material impact on our financial statements.

In February 2006, the FASB issued SFAS No. 155 (“SFAS 155”) Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140.  This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS 156 is effective for the Company beginning June 1, 2007.  We do not expect adoption of SFAS 155 to have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154 (“SFAS 154”), Accounting Changes and Error Corrections.  This statement, which replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so.  SFAS 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a “restatement”.  SFAS 154 is effective for fiscal years beginning after December 15, 2005.  The adoption of SFAS 154 did not have a material impact on our financial statements.

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 3 – GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company’s ability to achieve and maintain profitability and positive cash flows is dependent upon its ability to locate profitable mineral properties, generate revenues from its mineral production and control production costs. Based upon current plans, the Company expects to incur operating losses in future periods.  At May 31, 2007, the Company had working capital of $12,292 and had accumulated losses of $17,958 since inception.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. There is no assurance that the Company will be able to generate revenues in the future. These financial statements do not give any effect to any adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company recognized donated rent at $250 per month and donated services provided by the President of the Company at $500 per month until April 30, 2007.  Between June 1, 2006 and April 30, 2007 the Company recognized $2,750 in donated rent and $5,500 in donated services.

All of the Company’s mineral claims are registered in the name of the President of the Company and pursuant to a trust agreement are held in trust on behalf of the Company (see Note 5).

On July 11, and August 23, 2006, the Company issued 3,000,000 and 19,000,000 respectively, in common shares to its President (see Note 6).

NOTE 5 - MINERAL PROPERTIES

On December 15, 2006, the Company acquired the Gate 1 mineral claim near Atlin, British Columbia, Canada, comprising an area of 376.49 hectares for $1,000.  During the year ended May 31, 2007, the Company determined that the carrying amount of the mineral property was in excess of its estimated fair value and recognized an impairment loss on mineral property costs of $1,000.

The Company is required to incur approximately $1,400 (CDN$1,505) each year on or before February 10, 2008 and 2009 and approximately $2,800 (CDN$3,012) on or before February 10, 2010 and each year thereafter in exploration expenditures or pay the equivalent sum in cash in lieu of work, in order to retain title to the claims (see Note 4).

GURATA GOLD, INC.

(AN EXPLORATION STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2007

NOTE 6 - COMMON STOCK

On July 11, 2006, the Company issued 3,000,000 common shares at $0.001 per share for cash of $3,000 to its President (see Note 4).

On August 23, 2006, the Company issued 19,000,000 common shares at $0.001 per share for cash of $19,000 to its President (see Note 4).

NOTE 7 – INCOME TAXES

Income tax expense has not been recognized for the year ended May 31, 2007 and the period from May 26, 2006 (inception) to May 31, 2006 and no taxes were payable at May 31, 2007 or 2006, because the Company has incurred net operating losses (“NOL’s”) since its inception.

The Company’s operating losses for the year ended May 31, 2007 and the period from May 26, 2006 (inception) to May 31, 2006, were:

2007	2006
$ 17,458	$ 500

$ 17,458	$ 500

At May 31, 2007 and 2006 the Company had the following deferred tax assets related to NOL’s.  A 100% valuation allowance has been established as management believes it is more likely than not that the deferred tax assets will not be realized.

	2007	2006
Federal loss carryforwards	$ 6,106	$ 170

Less: valuation allowance	(6,106)	(170)

	$ -	$ -

The Company’s valuation allowance increased during 2007 and 2006 by $5,936 and $170 respectively.

The Company had the following NOL carryforwards at May 31:

2007	2006
$ 17,958	$ 500

$ 17,958	$ 500

The federal NOL’s expire through May 31, 2027.  The Company is a Nevada corporation and is not subject to state taxes.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on May 26, 2006, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$3
Legal Fees and Expenses	$7,500
Accounting Fees and Expenses	$5,000
Auditor Fees and Expenses	$7,000
Electronic Filing Fees	$2,000
Printing Costs	$1,000
Courier Costs	$500
Transfer Agent Fees	$1,500
Total	$24,503

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of May 31, 2007 we have sold 22,000,000 shares of unregistered securities. All of these 22,000,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to our President.

On July 11, 2006, we issued 3,000,000 shares of common stock at a price of $0.001 per share to our President.

On August 23, 2006, we issued 19,000,000 shares of common stock at a price of $0.001 per share to our President.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Legal Opinion of Lawyer Conrad C. Lysiak
10.1	Property Agreement
10.2	Trust Agreement
14.1	Financial Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Lawyer
23.3	Consent of Geologist

Undertakings

The undersigned small business issuer hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on August 14, 2007.

Gurata Gold, Inc.

By:

/s/ Feliberto Gurat
Feliberto Gurat
Director, President, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Feliberto Gurat
Feliberto Gurat
Director, President, Principal Financial Officer and Principal Accounting Officer
August 14, 2007